Exhibit 107.1

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Banyan Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	New Pinstripes Common Stock, par value $0.0001 per share(3)	Other(4)	48,185,117	–	$160,618	0.0001102	$17.71
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$160,618		$17.71
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$17.71

(1)

In connection with the business combination (the “Business Combination”) with Pinstripes, Inc.’s (“Pinstripes”) described in the joint proxy statement/consent solicitation statement/prospectus forming part of this registration statement, the registrant, Banyan Acquisition Corporation, a Delaware corporation, intends to change its name to Pinstripes Holdings, Inc. (“New Pinstripes”).

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of common stock, par value $0.0001 per share of New Pinstripes (the “New Pinstripes Common Stock”), being registered includes up to 48,185,117 shares of New Pinstripes Common Stock estimated to be issued to Pinstripes’ equity holders, including shares issuable upon exercise of options by option holders, in connection with the Business Combination.

(4)

Calculated in accordance with Rule 457(f)(2) of the Securities Act. Pinstripes is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Pinstripes securities expected to be exchanged in connection with the Business Combination, including the Pinstripes securities issuable upon the exercise of options.